                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                ADE CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                                [ADE LOGO HERE]

                                                                August 19, 1996

Dear Fellow Stockholder:

  We cordially invite you to attend the 1996 Annual Meeting of Stockholders of ADE Corporation (the "Company") to be held on Thursday, September 19, 1996 at 3:00 p.m. at the Sheraton Needham located at 100 Cabot Street, Needham, Massachusetts.

  At the meeting, you are being asked to elect six directors to serve until the next Annual Meeting of Stockholders, to approve the ADE Corporation Employee Stock Purchase Plan and to approve the selection of Price Waterhouse LLP as the Company's independent accountants for the 1997 fiscal year. The Notice of Annual Meeting of Stockholders and Proxy Statement that accompany this letter describe in detail the matters that will be presented at the meeting.

  Your vote is important regardless of the number of shares you own. We urge you to complete, sign, date and return promptly the enclosed proxy card in the prepaid envelope provided, whether or not you plan to attend the meeting in person. This will ensure your proper representation at the meeting.

  Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                          /s/  Robert C. Abbe
                                          -----------------------------
                                          President and Chief Executive
                                                    Officer

                                ADE CORPORATION
                                77 ROWE STREET
                          NEWTON, MASSACHUSETTS 02166
                                (617) 969-0600

                               ----------------

                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                              SEPTEMBER 19, 1996

  Notice is hereby given that the 1996 Annual Meeting of Stockholders of ADE Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, September 19, 1996 at 3:00 p.m. at the Sheraton Needham located at 100 Cabot Street, Needham, Massachusetts for the following purposes:

   1. To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

   2. To approve the ADE Corporation Employee Stock Purchase Plan.

   3. To approve the selection of Price Waterhouse LLP as the Company's independent accountants for the 1997 fiscal year.

   4. To consider and act upon such other business as may properly come before the meeting.

  Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

  Only stockholders of record of the Company's Common Stock at the close of business on August 12, 1996 will be entitled to vote at the Annual Meeting and any adjournments thereof.

  STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          Willard G. McGraw, Jr.
                                          Clerk

August 19, 1996

                                ADE CORPORATION
                                77 ROWE STREET
                               NEWTON, MA 02166
                                (617) 969-0600

                                PROXY STATEMENT

                    FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 19, 1996

  This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of ADE Corporation ("ADE" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 1996 Annual Meeting of Stockholders to be held on September 19, 1996 at 3:00 p.m. at the Sheraton Needham, 100 Cabot Street, Needham, Massachusetts and at any adjournments thereof (the "Meeting").

  This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about August 19, 1996. The Annual Report to Stockholders for the fiscal year ended April 30, 1996 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

  Proxies may be solicited by Directors, officers and employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and will obtain voting instructions from such beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

  When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, in the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Clerk of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

                               VOTING SECURITIES

  Holders of Common Stock of record on the books of the Company at the close of business on August 12, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 7,623,316 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

  The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. The holders of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business. A plurality of the votes cast in person or by proxy is required for election of directors. The affirmative vote of a majority of the votes cast in person or by proxy at the Meeting is required for all other matters. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with any voting matter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

  The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the Board. The Board has fixed the number of directors to constitute the full Board for the ensuing year at six, all of whom are to be elected at the Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

  Robert C. Abbe, Harris Clay, Landon T. Clay, H. Kimball Faulkner, Francis B. Lothrop, Jr. and Kendall Wright, all of whom are currently serving as directors, have been nominated for election to the Board at the Meeting. Shares represented by proxies will be voted for the election as directors of those nominees unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

  Set forth below is information with respect to each nominee for election to the Board of Directors at the Meeting.

  Robert C. Abbe, age 58, founded the Company in 1967. Since that time, he has served as President, Chief Executive Officer and a director of the Company. Mr. Abbe received an AB in Physics from Harvard College.

  Harris Clay, age 69, has been a director of the Company since 1970. He has been self-employed as a private investor during the past five years. Mr. Clay received an AB from Harvard College.

  Landon T. Clay, age 70, has been a director of the Company since 1970 and Chairman of the Board since 1979. Since 1971, he has served as Chairman of Eaton Vance Corp., a mutual fund management and distribution company. Mr. Clay is also a director of Dakota Mining Corp. Mr. Clay received an AB from Harvard College. Mr. Clay and Harris Clay are brothers.

  H. Kimball Faulkner, age 65, has been a director of the Company since 1970 and has been a self-employed small business consultant during the past five years. Mr. Faulkner received an AB from Harvard College and a MBA from the University of Virginia.

  Francis B. Lothrop, Jr., age 67, has been a director of the Company since 1972. Since 1985, he has served as Chairman of Tech-Ceram Corporation, a manufacturer of electronic ceramic packaging. Mr. Lothrop received an AB from Harvard College and a MBA from Northeastern University.

  Kendall Wright, age 70, has been a director of the Company since 1983 and has been a business, marketing and operations management consultant during the past five years. Mr. Wright received a BS from the Massachusetts Institute of Technology.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended April 30, 1996, the Board held 11 meetings. Each of the directors attended more than 75% of the Board meetings and meetings of committees of the Board of which he was a member.

  The Audit Committee, composed of Harris Clay and Messrs. Lothrop and Faulkner, meets periodically with the Company's independent auditors to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee held one meeting during fiscal 1996.

  The Compensation Committee, composed of Landon T. Clay and Messrs. Lothrop and Wright, administers the Company's stock option and compensation plans and recommends to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company. The Compensation Committee held three meetings during fiscal 1996.

  The Nominating Committee, composed of Mr. Abbe, Harris Clay and Landon T. Clay, recommends the criteria for the composition of the Board and size of the Board and seeks out and recommends nominees for directors to be submitted to a vote of stockholders. The Nominating Committee did not meet in fiscal 1996. The Nominating Committee will consider nominees recommended in writing by stockholders if certain information is provided regarding the nominees. Recommendations by stockholders should be submitted to the Nominating Committee, in care of the President of the Company.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of August 12, 1996, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table below and (iv) all directors and current executive officers as a group.

                                                      SHARES
                                                   BENEFICIALLY PERCENTAGE
   NAME                                              OWNED(1)    OF TOTAL
   ----                                            ------------ ----------
Landon T. Clay(2)..................................  1,791,918     23.5%
Harris Clay........................................    929,302     12.2%
Robert C. Abbe(3)..................................    562,152      7.4%
H. Kimball Faulkner................................    120,000      1.6%
Francis B. Lothrop, Jr.............................     60,000       *
Kendall Wright(4)..................................     34,372       *
Michael J. Ellsworth(5)............................    108,400      1.4%
John W. Schmits(6).................................     17,000       *
Neil H. Golden(7)..................................      4,000       *
Michael E. Fossey(7)...............................     12,000       *
All directors and officers as a group
(11 persons)(8)....................................  3,706,632     47.4%

- --------
* Less than one percent.
(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment power. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.
(2) Includes 242,756 shares held in various trusts for the benefit of Mr. Clay's children and 95,500 shares held by Investors Bank and Trust Company as trustee of a profit sharing plan, as to all of which shares Mr. Clay has shared voting and dispositive power, and 5,560 shares held by Mr. Clay's children, as to which Mr. Clay disclaims beneficial ownership.

(3) Includes 160,000 shares of Common Stock held by Dr. Elizabeth Baker, Mr. Abbe's wife, as to which Mr. Abbe disclaims beneficial ownership.
(4) Includes 30,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(5) Represents 16,484 shares of Common Stock held by Barbara J. Ellsworth, Mr. Ellsworth's wife, as to which Mr. Ellsworth disclaims beneficial ownership, and 91,916 shares of Common Stock issuable pursuant to presently exercisable stock options.
(6) Mr. Schmits resigned from the Company effective April 30, 1996.
(7) Represents shares of Common Stock issuable pursuant to presently exercisable stock options.
(8) Includes an aggregate of 177,116 shares of Common Stock issuable pursuant to presently exercisable stock options.

  The address of all persons listed above is c/o ADE Corporation, 77 Rowe Street, Newton, Massachusetts 02166

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended April 30, 1996, all reports required to be filed under
Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed, except that an initial report of beneficial ownership on Form 3 was not timely filed by Michael E. Fossey, Vice President and General Manager of ADE Optical Systems, and reports on Form 5 were not timely filed by each of Neil H. Golden, Vice President of Sales and Support, and Mark D. Shooman, Vice President and Chief Financial Officer, in connection with certain stock option grants.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth all compensation received for services rendered to the Company for the fiscal years ended April 30, 1996 and 1995, by the Company's Chief Executive Officer and each of the four most highly compensated executive officers, other than the Chief Executive Officer, whose annual salary and bonus for the fiscal year ended April 30, 1996 exceeded $100,000 (collectively, the "Named Executives").

                                                                         LONG-TERM
                                                                       COMPENSATION
                                          ANNUAL COMPENSATION             AWARDS
                                  ------------------------------------ -------------
                                                                         NUMBER OF
                                                                          SHARES
                                                       OTHER ANNUAL     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS   COMPENSATION(1)(2) STOCK OPTIONS COMPENSATION(3)
- ---------------------------  ---- -------- -------- ------------------ ------------- ---------------
Robert C. Abbe...........    1996 $175,000 $187,946          --               --         $3,089
 President and Chief         1995  143,850   79,380          --               --          2,160
 Executive Officer
Michael J. Ellsworth.....    1996  165,000   42,934          --               --          2,329
 Vice President and Chief    1995  150,000    5,799          --           270,000         2,171
 Operating Officer
John W. Schmits(4).......    1996  145,531   37,434      $22,443              --          2,248
 Senior Vice President       1995  125,000    4,729       14,803           40,000         2,204
 and General Manager of
 AOS
Michael E. Fossey(5).....    1996  134,910   35,000          --            10,000         2,671
 Vice President and          1995      --       --           --               --            --
 General Manager of AOS
Neil H. Golden(6)........    1996  121,950   32,177          --             5,000         1,432
 Vice President of Sales     1995   10,256    2,500          --            20,000           --
 and Support

- --------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive for the fiscal year.
(2) Represents travel allowances made by the Company to the Named Executive.
(3) Represents matching contributions made by the Company on behalf of the Named Executive to the Company's 401(k) Plan.
(4) Mr. Schmits resigned from the Company effective April 30, 1996.
(5) Mr. Fossey was appointed Vice President and General Manager of AOS in January 1996.
(6) Mr. Golden joined the Company in March 1995.

OPTION GRANTS IN THE LAST FISCAL YEAR

  The following table provides certain information with respect to options under the Company's stock option plans granted to each of the Named Executives during the fiscal year ended April 30, 1996.

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                             STOCK PRICE
                                                                           APPRECIATION FOR
                                        INDIVIDUAL GRANTS                  OPTION TERM (2)
                         ----------------------------------------------- --------------------
                         NUMBER OF
                         SECURITIES PERCENT OF TOTAL
                         UNDERLYING OPTIONS GRANTED
                          OPTIONS   TO EMPLOYEES IN  EXERCISE EXPIRATION
          NAME           GRANTED(1)   FISCAL YEAR     PRICE      DATE       5%        10%
          ----           ---------- ---------------- -------- ---------- --------- ----------
Robert C. Abbe..........      --           --            --        --          --         --
Michael J. Ellsworth....      --           --            --        --          --         --
John W. Schmits.........      --           --            --        --          --         --
Michael E. Fossey.......   10,000         7.27%       $14.75   2/27/06   $  92,761 $  235,076
Neil H. Golden..........    5,000         3.64         14.75   2/27/06      46,380    117,538

- --------
(1) Options vest in equal annual increments over five years commencing on the date of grant.
(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible future appreciation, if any, in the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table provides certain information with respect to option exercises by the Named Executives during the fiscal year ended April 30, 1996 and the value of unexercised options held by the Named Executives at April 30, 1996.

                                                                              VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                         OPTIONS AT                OPTIONS AT
                                                       FISCAL YEAR-END           FISCAL YEAR-END
                         SHARES ACQUIRED  VALUE   ------------------------- -------------------------
          NAME             ON EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- -------- ----------- ------------- ----------- -------------
Robert C. Abbe..........        --            --       --            --           --            --
Michael J. Ellsworth....     70,084      $805,966   37,916       162,000     $450,252    $1,923,749
John W. Schmits.........     24,000       266,000      --            --           --            --
Michael E. Fossey.......      4,000        44,800    4,000        42,000       46,300       382,900
Neil H. Golden..........        --            --     4,000        21,000       46,300       191,450

DIRECTOR COMPENSATION

  The Company's non-employee directors are reimbursed for expenses and receive $200 for each Board meeting attended. Directors are given the option to receive shares of the Company's Common stock in lieu of cash compensation.

                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering compensation policies for all executive officers of the Company, including the Chief Executive Officer, and for making specific recommendations regarding compensation for such executive officers to the full Board. The Committee is composed of Landon T. Clay, Francis B. Lothrop, Jr. and Kendall Wright, none of whom are officers or employees of the Company. ADE's Chief Executive Officer, Robert C. Abbe, participates in discussions with the Committee regarding the compensation levels of executive officers, other than his own.

  The Company provides its executive officers with a compensation package consisting of a base salary, annual incentive compensation in the form of cash bonuses and equity-based incentive compensation in the form of stock options. The overall objectives of the Company's compensation policies are (i) to establish base salaries which are competitive with those payable by companies with which ADE competes in the marketplace and in the recruitment of executives, (ii) to relate a significant part of the executive's compensation to his and the Company's performance through cash bonuses based on the achievement of pre-established profitability and other operating targets and
(iii) to align management's interests with those of the Company's stockholders through the use of stock options at percentage levels appropriate for executive positions within the Company.

  In setting compensation levels for fiscal 1996, the Committee conducted a review of data from two independent surveys, the 1995 American Electronics Association Executive Compensation Survey, which covered companies in the electronics industry, and the 1995 Executive Salary Surveys compiled by the Survey Group, which covered manufacturing companies from technical and nontechnical industry sectors (together, the "Independent Survey Data"). The Committee also reviewed the compensation paid to executive officers at a selected peer group of semiconductor equipment companies which (i) compete with ADE in the marketplace, (ii) are comparable to ADE in terms of workforce size, product offerings or revenues and (iii) compete with ADE for executive talent (the "Selected Peer Group Data") (the Independent Survey Data and the Selected Peer Group Data will be referred to together as the "Survey Data"). The companies included in the Survey Data generally are not the same as those in the peer group index in the Stock Performance Graph included in this Proxy Statement.

BASE SALARIES

  Base salaries for fiscal 1996 for ADE's executive officers were set by the Committee based on the responsibilities of the position held and the experience and performance of the individual and by reference to the information regarding competitive salaries contained in the Survey Data. The Committee determined that, in general, the base salaries of the Company's executive officers were low in comparison to comparable executives included in the Survey Data. The Committee determined to increase base salaries of the Company's executive officers for fiscal 1996 in an amount which would put base salaries closer to the average level for comparable executives included in the Survey Data.

EXECUTIVE BONUSES

  All of the Company's executive officers are eligible to receive annual cash bonuses. Bonuses awarded in fiscal 1996 were based on both objective and subjective factors. Bonuses for executive officers who were responsible for managing one of the Company's business units were based on achievement of the business unit's growth and profitability targets in the fiscal year. Bonuses for executive officers who were responsible for sales of the Company's products were based on the achievement of targeted order rates. The Chief Executive Officer's bonus was based on a fixed percentage of the Company's operating income. All other executive officers, including the Chief Operating Officer, as well as all other full-time, regular employees of the Company, participated in the Company's bonus pool, the total amount of which is determined by a fixed percentage of pre-tax profit in excess of a threshold corresponding to a targeted rate of return on invested capital. Allocations under the bonus pool were based on the subjective judgment of the Committee of the relative contributions to the Company's performance of various participating employee classes. No bonus is payable under the bonus pool unless the return on capital threshold is achieved.

STOCK OPTIONS

  The Committee also is responsible for administration of the Company's stock option and stock purchase plans and the granting of rights thereunder. Stock option grants are based on the Committee's subjective evaluation of each executive officer's performance and contribution to the Company, the executive officer's position and responsibilities and the executive officer's attitude and role as a leader. The Committee also considers, but does not weigh as heavily, each executive officer's potential for greater contribution to ADE in the future and length of service with the Company. Finally, the Committee considers the executive stock ownership levels reported by executives included in the Selected Peer Group Data. Generally, stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over five years. This approach is designed to act as an incentive for the creation of stockholder value and management stability over the long term, since the full benefit of the compensation package cannot be realized unless and until stock price appreciation occurs over a number of years. The Committee granted stock options to three executive officers during fiscal 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. Abbe's 1996 base salary of $175,000 represented an increase of approximately 22% over his 1995 salary. This increase was based on the Committee's review of the information regarding chief executive officer salaries contained in the Survey Data. The Committee felt that Mr. Abbe's salary was unreasonably low in comparison with chief executive officers included in the Survey Data and decided to increase Mr. Abbe's base salary to a level closer to the average base salary level for chief executive officers included in the Survey Data. The Committee also sought to reward Mr. Abbe for his leadership in guiding the Company to a strong financial performance in fiscal 1995.

  Mr. Abbe also received a cash bonus in fiscal 1996 of $187,946. This bonus was related solely to ADE's performance in fiscal 1996 and was equal to a fixed percentage of the Company's operating income in fiscal 1996. The formula for awarding Mr. Abbe's bonus has been in effect since 1985.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid during any year to the company's chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation is not included in the $1 million limit. The Committee believes that the Company's 1992 and 1995 Stock Option Plans qualify as performance based compensation plans.

                                          Submitted by the Compensation
                                           Committee

                                          Landon T. Clay, Chairman
                                          Francis B. Lothrop, Jr.
                                          Kendall Wright

                COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
            AMONG ADE CORPORATION, THE NASDAQ STOCK MARKET-US INDEX
                AND THE HAMBRECHT & QUIST SEMICONDUCTORS INDEX



                          [PERFORMANCE GRAPH INSERT]





                                                     Total Return - Data Summary
                                     ADEX

                                              Cumulative Total Return In Dollars
                                              ----------------------------------
                                                                10/18/95    4/96

ADE CORP MASS                       ADEX                             100      94

NASDAQ STOCK MARKET-US              INAS                             100     115

H & Q SEMICONDUCTORS                IHQS                             100      79


* $100 INVESTED ON 10/18/95 IN STOCK OR
  ON 09/30/95 IN INDEX
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING APRIL 30.


                                  PROPOSAL 2

         APPROVAL OF THE ADE CORPORATION EMPLOYEE STOCK PURCHASE PLAN

  On February 28, 1996, the Board of Directors adopted, subject to approval of the stockholders, the ADE Corporation Employee Stock Purchase Plan (the "Plan"). The following is a general summary of the Plan which is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A.

SUMMARY OF THE PLAN

  The Plan is designed to give employees of the Company an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock, thereby encouraging employees to share in the economic growth and success of the Company through stock ownership.

  The Company has reserved 1,000,000 shares of Common Stock for offering to employees over a period of five years, in quarterly offerings of 50,000 shares plus any shares not issued in any previous quarter, commencing on October 1, 1996 and on the first day of each January, April, July and October thereafter until expiration or termination of the Plan. The Plan is designed to meet the requirements of an "employee stock purchase plan" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

  All employees of the Company, other than those owning 5% or more of the total combined voting power or value of all classes of stock of the Company, who have completed 90 days of employment and are regularly scheduled to work at least 20 hours per week, on a full or part-time basis, are eligible to participate in the Plan. Employees who elect to participate in an offering may utilize up to 10% of their pay for the purchase of Common Stock through payroll deductions. No employee may purchase, however, more than $25,000 in fair market value of the Company's Common Stock under the Plan in any calendar year.

  An employee who elects to participate in an offering will be deemed to have exercised his or her option to purchase Common Stock with payroll deductions for the purchase of that number of shares of Common Stock which the accumulated payroll deductions at the end of the offering will purchase at the applicable purchase price for the shares. The purchase price for the shares is the lower of 85% of the fair market value of the Common Stock on the first day of the quarterly offering or 85% of such value on the last day of the offering.

  An employee may elect to terminate participation in the Plan upon ten days prior written notice to the Company. All of the employee's payroll deductions previously credited to the employee's account will be used to purchase shares of Common Stock on the last day of the quarterly offering and no further payroll deductions will be made during that offering or any other future offering. If an employee terminates employment with the Company prior to the last day of any offering, other than by reason of death, payroll deductions credited to him or her will be returned without interest. If the employee's employment is terminated because of death, the employee's beneficiary may elect to have the amount credited to the employee's account at the time of death be used to purchase shares of Common Stock on the last day of the quarterly offering.

  The Company has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan. No amendment, however, may without the approval of the stockholders of the Company (i) increase the number of shares of Common Stock reserved under the Plan, (ii) change the method of determining the purchase price for shares of Common Stock, (iii) materially increase the benefits accruing to participants or (iv) materially change the eligibility requirements for participating in the Plan.

  The Company has the right at any time and for whatever reason it may deem appropriate to terminate the Plan. If not sooner terminated by the Company or automatically because all shares reserved under the Plan have been issued and sold, the Plan will expire five years from the date in which the first offering period commences.

  The Compensation Committee of the Board administers the Plan, makes determinations regarding all questions arising thereunder and adopts, administers and interprets such rules and regulations relating to the Plan as it deems necessary or advisable.

  As of August 12, 1996, approximately 341 employees would be eligible to participate in the Plan. The closing price of the Company's Common Stock, as reported by the Nasdaq Stock Market on August 12, 1996, was $10.375.

FEDERAL INCOME TAX CONSEQUENCES

  Under the Code, a participant will not realize any taxable income as a result of participating in the Plan or upon the purchase of Common Stock under the Plan. Instead, taxation is deferred until the disposition of such Common Stock by the participant. The Company will not be entitled to a deduction for income tax purposes as a result of such purchase. A participant will be taxed on amounts withheld from salary under the Plan as if actually received. The Company will receive a deduction for such amounts. The participant's basis for gain or loss will equal the amount paid for such shares.

  If a participant disposes of shares purchased under the Plan more than two years after the date of grant (the first day of the relevant offering period) and one year after the shares are issued to the participant, and the fair market value of the shares at the time of disposition exceeds the purchase price of the shares, then the participant will realize taxable income. An amount equal to the lesser of (a) the amount by which the fair market value of the shares on the first day of the offering period for the shares exceeded the purchase price of the shares or (b) the amount by which the fair market value of the shares at the time of disposition exceeded the purchase price of the shares will be taxed as ordinary income. Any gain realized in excess of the amount taxed as ordinary income will be taxed as long-term capital gain. If a participant disposes of shares for less than the purchase price of the shares, then the entire loss will be treated as a long-term capital loss. In either of these cases, the Company will not be entitled to a deduction for income tax purposes.

  If a participant disposes of shares purchased under the Plan within two years after the date of grant or within one year after the shares are issued to the participant (a "disqualifying disposition"), the amount by which the fair market value of the shares at the time of purchase exceeded the purchase price of the shares will be treated as ordinary income in the nature of compensation received by the participant in the year of the disqualifying disposition. The Company will be entitled to a corresponding income tax deduction equal to the amount treated as compensation to the participant. Any amount realized in excess of the sum of the purchase price of the shares and the amount treated as compensation will be taxed as a capital gain. If the amount realized is less than the sum of the purchase price of the shares and the amount treated as compensation, the difference will be treated as a capital loss. Any capital gain or loss will be classified as long-term or short-term, depending on the participant's holding period with respect to the shares. Generally, the participant's holding period for the shares begins on the date the shares are purchased.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                                  PROPOSAL 3

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed Price Waterhouse LLP as the Company's independent accountants for the 1997 fiscal year. Price Waterhouse LLP has served as the Company's independent accountants since 1973. Representatives of Price Waterhouse LLP will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

BOARD RECOMMENDATION

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE 1997 FISCAL YEAR. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT SO APPROVED, THE BOARD WILL SELECT OTHER INDEPENDENT ACCOUNTANTS.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

  In order to be considered for inclusion in the Proxy Statement for the Company's 1997 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than April 19, 1997. Proposals should be sent to the attention of the Clerk at the Company's offices at 77 Rowe Street, Newton, MA 02166.

  Stockholder nominations for election to the Board at the 1997 Annual Meeting of Stockholders may be submitted to the Company and must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                                 OTHER MATTERS

  The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                                          By order of the Board of Directors

                                          Willard G. McGraw, Jr.
                                          Clerk

August 19, 1996

                                                                     APPENDIX A

           ADE CORPORATION EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED)

                                   ARTICLE 1

                                    PURPOSE

  1.01 Purpose. The ADE Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby eligible employees of ADE Corporation and its participating subsidiary corporations (hereinafter collectively referred to, unless the context otherwise requires, as "ADE" or the "Company") will have an opportunity to acquire or increase proprietary interest in the Company through the purchase of shares of the Common Stock of ADE. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code, and, except as specifically provided herein, all options granted to participants hereunder shall give the holders thereof the same rights and privileges.

                                  ARTICLE II

                                  DEFINITIONS

  2.01 Committee. "Committee" shall mean those individuals who shall, from time to time, constitute the Compensation Committee of the Board of Directors of ADE Corporation (the "Board of Directors").

  2.02 Common Stock. "Common Stock" shall mean shares of the $.01 par value common stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution thereof as described in Section 12.04.

  2.03 Employee. "Employee" means any person who is customarily employed by the Company and paid on the United States payroll on a full-time regular or part-time regular basis by the Company and is regularly scheduled to work more than 20 hours per week.

  2.04 Offering. "Offering" or "Offerings" shall have the meanings set forth in Section 4.01 below.

  2.05 Offering Commencement Date. "Offering Commencement Date" means January 1, April 1. July 1, and October 1, as the case may be, on which a particular Offering begins.

  2.06 Offering Termination Date. "Offering Termination Date" means March 31, June 30, September 30, or December 31, as the case may be, on which a particular Offering terminates.

  2.07 Option Price. "Option Price" means the price established under Section
6.02 below.

  2.08 Pay. "Pay" shall mean total earnings, including regular straight-time earnings and payments for overtime, shift premiums, bonuses and other special payments, commissions and other incentive payments.

  2.09 Subsidiary Corporation. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of ADE Corporation, as that term is defined in Section 424 of the Code, and (ii) is designated as a participant in the Plan by the Committee.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

  3.01 Initial Eligibility. Any Employee who shall have completed at least ninety (90) days' employment and shall be employed by the Company on the date his/her participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan which commence on or after such ninety day period has concluded.

  3.02 Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and, subject to applicable Federal and State laws, such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or regular part-time employment (as the case may be) prior to the close of business on such 90th day or unless otherwise agreed to by the Company and the Employee. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

  3.03 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

    (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

    (b) which permits his/her rights to purchase stock under this Plan and all other employee stock purchase plans of the Company intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

  3.04 Commencement of Participation. An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next Offering. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his/her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                                  ARTICLE IV

                                   OFFERINGS

  4.01 Quarterly Offerings. A total of One Million (1,000,000) shares of the Company's Common Stock shall be offered under the Plan, over a period of five
(5) years, in quarterly offerings of Fifty Thousand (50,000) shares each plus any shares not issued in any previous quarter (the "Offerings"), commencing on the first day of the first Offering Commencement Date after the Board of Director's approval and thereafter on the first day of each subsequent quarter within the duration of the Plan until the Plan expires. Any shares not issued in any Offering shall be available for issuance in subsequent Offerings.

                                   ARTICLE V

                              PAYROLL DEDUCTIONS

  5.01 Amount of Deduction. At the time a participant files his/her authorization for payroll deduction, he/she shall elect to have deductions made from his/her Pay on each payday during the time he/she is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his/her Pay.

  5.02 Participant's Account. All payroll deductions made for a participant shall be credited to his/her account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04.

  5.03 Changes in Payroll Deductions. A participant may discontinue his/her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his/her payroll deductions for that Offering.

  5.04 Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the cash balance in his/her or her account pursuant to Section 8.01, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                                  ARTICLE VI

                              GRANTING OF OPTIONS

  6.01 Number of Option Shares. On the Offering Commencement Date of each Offering, each participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the Employee's Pay which he/she has elected to have withheld (but not in any case in excess of 10% of his/her pay) multiplied by (ii) the Employee's Pay during the period of the Offering divided by (iii) the Option Price determined under Section 6.02 below.

  6.02 Option Price. The Option Price of stock purchased with payroll deductions made during each Offering for a participant therein shall be the lower of:

    (a) Eighty-five (85%) percent of the closing price of the stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the Nasdaq National Market System; or

    (b) Eighty-five (85%) percent of the closing price of the stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq National Market System.

  If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                                  ARTICLE VII

                              EXERCISE OF OPTION

  7.01 Automatic Exercise. A participant who elects to participate in an Offering shall be deemed to have exercised his/her option to purchase stock with payroll deductions, for the purchase of the number of full or partial shares of stock which the accumulated payroll deductions in his/her account at the Offering Termination Date will purchase at the applicable Option Price.

  7.02 Fractional Shares. Fractional shares will be purchased under the Plan and held in the Employee's account for the next subsequent Offering, or, if the Employee ceases to participate in the Plan, shall be returned to the Employee in cash promptly following the termination of an Offering, without interest.

  7.03 Transferability of Option. During a participant's lifetime, options held by such participant shall be exercisable only by that participant and shall not be transferable.

  7.04 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will either, at the Company's discretion, (i) deliver to each participant, as appropriate, a certificate representing the number of shares of Common Stock purchased upon exercise of his/her option, or (ii) deliver (a) to any brokerage firm then retained by the Company to administer the Plan the total number of shares purchased by all participants in the Plan for allocation among the various accounts of such participants, and (b) to each participant after the end of each Offering a statement which shall indicate the number of shares of Common Stock purchased upon exercise of his/her option and the aggregate number of shares of Common Stock held on behalf of each such participant under the Plan.

                                 ARTICLE VIII

                                  WITHDRAWAL

  8.01 In General. Upon at least ten (10) days prior written notice, an Employee may direct the discontinuance of future payroll deductions. All of the participant's payroll deductions previously credited to his/her account shall be used to purchase stock for his/her account on the next Offering Termination Date, and no further payroll deductions will be made from his/her Pay during such Offering or during any future Offering unless the Employee shall elect to participate in any future Offering.

  8.02 Effect on Subsequent Participation. Subject to applicable Federal and State securities laws and tax laws, a participant's withdrawal from any Offering will not have any effect upon his/her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

  8.03 Termination of Employment. Upon termination of the participant's employment for any reason, including retirement or pursuant to Section 3.02 herein (but excluding death while in the employ of the Company), the payroll deductions credited to his/her account will be returned in cash to him/her, or, in the case of his/her death subsequent to the termination of his/her employment, to the person or persons entitled thereto under Section 12.01. No interest is paid on such payments.

  8.04 Termination of Employment Due to Death. Upon termination of the participant's employment because of his/her death, his/her beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the office of the Treasurer of the Company prior to the earlier of the next Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

    (a) to withdraw in cash all of the payroll deductions credited to the participant's account under the Plan during the Offering outstanding at the time of death, or

    (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned in cash to said beneficiary, without interest.

  In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

                                  ARTICLE IX

                                   INTEREST

  9.01 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant Employee.

                                   ARTICLE X

                                     STOCK

  10.01 Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 50,000 shares in each Offering plus in each Offering all unissued shares from prior Offerings not to exceed 1,000,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him/her as promptly as possible, without interest.

  Further, in accordance with Article III, no Employee shall be granted an option which permits the Employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company, to accrue at a rate which exceeds $25,000 of market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the Offering Termination Date of the last Offering of the calendar year would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

  10.02 Participant's Interest in Option Stock. The participant will have no interest in stock covered by his/her option until the Offering Termination Date on which the participant purchases such stock.

  10.03 Registration of Stock. Stock to be delivered to or held by a brokerage firm for a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the office of the Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

  10.04 Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

    (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

    (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his/her intention to purchase the shares for investment and not for resale or distribution.

  10.05 Limits on Sale of Stock Purchased Under the Plan. The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his/her own affairs. An Employee may, therefore, sell stock purchased under the Plan at any time the Employee chooses, subject to compliance with any applicable federal or state securities laws and tax laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

  10.06 Notice to Company of Disqualifying Disposition. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the Offering Commencement Date of the Offering in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company.

                                  ARTICLE XI

                                ADMINISTRATION

  11.01 Appointment of Committee. The Committee which shall administer the Plan shall be the Compensation Committee appointed from time to time by the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

  11.02 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to designate certain administrative functions under the Plan regarding the custody and distribution of stock to an outside brokerage firm and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

                                  ARTICLE XII

                                 MISCELLANEOUS

  12.01 Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the office of the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him/her under the Plan, the Company, or any brokerage firm with custody of such stock, shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, such stock and/or cash shall be delivered to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he/she has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

  12.02 Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section
8.01. Option rights granted under the Plan are exercisable during a participant's lifetime only by the participant.

  12.03 Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

  12.04 Effect of Certain Transactions. The number of shares of Common Stock reserved for the Plan pursuant to Section 4.01, the maximum number of shares of Common Stock offered pursuant to Section 4.01, and the determination under
Section 6.02 of the purchase price per share of the shares of Common Stock offered to participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock of the Company.

  In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. Notwithstanding the foregoing, a dissolution or liquidation of the Company shall cause the Plan and any Offering hereunder to terminate and any payroll deductions credited to a participant's account under the Plan during the Offering outstanding at the time of dissolution or liquidation shall be refunded to the participant without interest.

  12.05 Amendment and Termination.

    (a) Amendment of Plan. The Company expressly reserves the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan; provided, however, no amendment may without the approval of the shareholders of the Company (i) increase the number of shares of Common Stock reserved under the Plan, (ii) change the method of determining the purchase price for shares of Common Stock, (iii) materially increase the benefits accruing to participants, or (iv) materially change the eligibility requirements for participation in the Plan.

    (b) Termination of Plan. The Company expressly reserves the right, at any time and for whatever reason it may deem appropriate, to terminate the Plan. If not sooner terminated pursuant to the preceding sentence, the Plan shall continue in effect until the date five years after the first Offering Commencement Date. Upon any termination of the Plan, the entire amount credited to the account of each participant shall be distributed to each such participant, without interest.

    (c) Procedure for Amendment or Termination. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board of Directors (subject to Section 12.05(a)) and shall not require the approval or consent of any participant in order to be effective.

  12.06 Effective Date. The Plan shall become effective as of the date of the first Offering Commencement Date subject to approval and ratification on or before February 28, 1997 by the stockholders of the Company. In the event the Plan is not so approved, all amounts deducted from the Pay of each participant and credited to his/her account shall be refunded to each such participant without interest as soon as administratively practicable and the Plan shall be terminated.

  12.07 No Employment Rights. Participation in the Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

  12.08 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

  12.09 Governmental Regulations. The Company's obligation to sell and deliver or retain shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to Employees and former Employees who transfer title to such shares.

  12.10 Construction. Article, Section, and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable, and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and the Plan shall be construed, and interpreted to remain such. The Plan shall be construed, administered, regulated, and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the Commonwealth of Massachusetts.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                ADE CORPORATION
                            ________________________
                                 ANNUAL MEETING

                               SEPTEMBER 19, 1996

     The undersigned hereby appoints Robert C. Abbe, Michael J. Ellsworth and Mark D. Shooman as proxies to represent the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of ADE Corporation, to be held on September 19, 1996 at 3:00 P.M., local time, at the Sheraton Needham, 100 Cabot Street, Needham, Massachusetts, and at any adjournments thereof:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
________________________________________________________________________________
[X]    PLEASE MARK YOUR
       VOTES AS IN THE
       EXAMPLE.






                FOR all nominees
             listed at right (except     WITHHOLD AUTHORITY
                as marked to the          to vote for all
                contrary below)       nominees listed at right                                               FOR  AGAINST  ABSTAIN
1. Election                                                     2. Proposal to ratify and approve            [_]    [_]      [_]
   of               [_]                         [_]                the Company's Employee Stock
   Directors.                                                      Purchase Plan.
For, except vote withheld for the following nominee(s):                                                      FOR  AGAINST  ABSTAIN
- -------------------------------------------------------         3.  Proposal to ratify and approve           [_]    [_]      [_]
                NOMINEES: Robert C. Abbe                            Price Waterhouse LLP as the Company's
                          Harris Clay                               independent accountants for the fiscal
                          Landon T. Clay                            year ending April 30, 1997.
                          H. Kimball Faulkner
                          Francis B. Lothrop, Jr.               In their discretion, the Proxies are authorized to vote upon such
                          Kandall Wright                        other business that may properly come before the meeting.

                                                                THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                                                                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  UNLESS OTHERWISE
                                                                SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

                                                                PLEASE DATE, SIGN AND RETURN THIS PROXY.  THANK YOU.
SIGNATURE OF STOCKHOLDER(S):                                                      Dated:
                            ----------------------------------------------------        -----------------------------------
NOTE:  Signature should agree with the name on the stock certificate as printed thereon.  Executors, administrators, trustees and other fiduciaries should so indicate when signing.
